UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2012 (September 24, 2012)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900 Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 24, 2012, Arbor Realty Trust, Inc. (“Arbor”) announced that two of its consolidated subsidiaries, Arbor Realty Collateralized Loan Obligation 2012-1, Ltd. (the “Issuer”) and Arbor Realty Collateralized Loan Obligation 2012-1, LLC (the “Co-Issuer” and together with the Issuer, the “Issuers”) issued $125.087 million principal amount of investment grade-rated notes (the “Notes”), evidencing a collateralized loan obligation, and sold such Notes in a private placement. Simultaneously with the issuance of the Notes, the Issuer issued and sold preferred shares with a notional amount of $37.587 million to a consolidated subsidiary of Arbor.

The Notes were issued pursuant to an indenture, dated as of September 24, 2012. The information contained in Item 2.03 of this Form 8-K regarding the terms of the indenture and the Notes is incorporated by reference into this Item 1.01.

The Notes were placed by Sandler O’Neill + Partners, L.P., as placement agent, pursuant to a placement agreement, dated as of September 12, 2012, among the Issuer, the Co-Issuer and Sandler O’Neill + Partners, L.P. (the “Note Purchase Agreement”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The net proceeds of the sale of the Notes will be used to repay borrowings under Arbor’s current credit facilities, pay transaction expenses and fund future loans and investments.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The aggregate principal amounts of the following two classes of Notes (each, a “Class”) were issued pursuant to the terms of an indenture, dated as of September 24, 2012 (the “Indenture”) by and among Arbor Realty Collateralized Loan Obligation 2012-1, Ltd. (the “Issuer”), Arbor Realty Collateralized Loan Obligation 2012-1, LLC (the “Co-Issuer” and together with the Issuer, the “Issuers”) Arbor Realty SR, Inc., as advancing agent, and U.S. Bank, National Association, as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary, backup advancing agent and notes registrar: (1) $75,000,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes and (2) $12,500,000 aggregate principal amount of Class B Secured Floating Rate Notes. Simultaneously with the issuance of the Notes, the Issuer also issued and sold preferred shares (the “Preferred Shares”) with a notional amount of $37.587 to a consolidated subsidiary of Arbor.

Initially, the Notes are secured by a portfolio of loan obligations with a face value of approximately $125.087 million, consisting primarily of real estate-related bridge loans and a senior participation interest in a first mortgage loan. Arbor intends to own the portfolio of loan obligations until its maturity and will account for the issuance of the Notes on its balance sheet as a financing. The financing has a two-year replacement period that allows the principal proceeds and sale proceeds (if any) of the loan obligations to be reinvested in qualifying replacement loan obligations, subject to the satisfaction of certain conditions set forth in the Indenture.

The loan obligations were purchased by the Issuer from a consolidated subsidiary of Arbor, and the seller made certain representations and warranties to the Issuer with respect to the loan obligations it sold. If any such representations or warranties are inaccurate, the Issuer may compel the seller to repurchase the affected loan obligations from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable.

The Issuer entered into a Loan Obligation Management Agreement with Arbor Realty Collateral Management, LLC, a consolidated subsidiary of Arbor (the “Loan Obligation Manager”) pursuant to which the Loan Obligation Manager has agreed to advise the Issuer on certain matters regarding the loan obligations and other eligible investments securing the Notes. The Loan Obligation Manager has waived its right to receive a management fee for the services rendered under the Loan Obligation Management Agreement.

The Issuer, the Loan Obligation Manager and the trustee entered into a Servicing Agreement with Arbor Commercial Mortgage, LLC, the external manager of Arbor (the “Servicer”), pursuant to which the Servicer has agreed to act as the servicer and special servicer for all the loan obligations. In connection with its duties under the Servicing Agreement, the Servicer has waived its right to servicing and special servicing fees but will be entitled to reimbursement of certain costs and expenses.

The Notes represent non-recourse obligations of the Issuers payable solely from the loan obligations and other assets pledged under the Indenture. To the extent the loan obligations and other pledged assets are insufficient to make payments in respect of the Notes, neither of the Issuers will have any obligation to pay any further amounts in respect of the Notes.

The Notes have an initial weighted average interest rate of approximately 3.39% plus one-month LIBOR. Interest payments on the Notes are payable monthly, beginning on November 15, 2012, to and including October 15, 2022, the stated maturity date of the Notes. As advancing agent under the Indenture, Arbor Realty SR, Inc., a consolidated subsidiary of Arbor, may be required to advance interest payments due on the Notes on the terms and subject to the conditions set forth in the Indenture. Arbor Realty SR, Inc. is entitled to receive a fee, payable on a quarterly basis in accordance with the priority of payments set forth in the Indenture, equal to 0.07% per annum on the aggregate outstanding principal amount of the Notes.

Each Class of Notes will mature at par on October 15, 2022, unless redeemed or repaid prior thereto. Principal payments on each Class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Notes will be paid well in advance of the stated maturity date in accordance with the priority of payments in the Indenture. The weighted average life of the Notes is currently expected to be between 2.81 years and 2.54 years. The calculation of the weighted average lives of the Notes assumes certain collateral characteristics and that there are no prepayments, defaults or delinquencies. There is no assurance that such assumptions will be met.

In general, payments of interest on the Class A Notes (including any defaulted interest amount) will be senior to all payments of interest on the Class B Notes (including any defaulted interest amount). In general, payments of principal of the Class A Notes will be senior to all payments of principal of the Class B Notes.

The Notes are subject to a clean-up call redemption (at the direction of the Loan Obligation Manager), in whole but not in part, on any interest payment date on which the aggregate outstanding principal amount of the Notes has been reduced to 10% of the aggregate principal amount of the Notes outstanding on the issuance date.

Subject to certain conditions described in the Indenture, on October 15, 2014, and on any interest payment date thereafter, the Issuer may redeem the Notes and the Preferred Shares at the direction of the holders of a majority of the Preferred Shareholders.

The Notes are also subject to a mandatory redemption on any interest payment date on which certain note protection tests set forth in the Indenture are not satisfied. Any mandatory redemption of the Notes is to be paid from interest and principal proceeds of the loan obligations in accordance with the priority of payments set forth in the Indenture, until the applicable note protection tests are satisfied.

If certain events occur that would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the holders of a majority of the Preferred Shareholders may require that the Issuer prepay all of the Notes.

The redemption price for each Class of Notes is generally the aggregate outstanding principal amount of such Class, plus accrued and unpaid interest (including any defaulted interest amounts).

In addition to standard events of default, the Indenture also contains the following events of default: (1) the requirement of the Issuer, Co-Issuer or pool of assets securing the Notes to register as an investment company, and (2) the loss of the Issuer’s status as a qualified REIT subsidiary of Arbor Realty SR, Inc.

Item 8.01                                           Other Events.

On September 24, 2012, the Company issued a press release announcing the closing of the collateralized loan obligation disclosed in Items 1.01 and 2.03 of this Form 8-K, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Exhibit

99.1	Press release, dated September 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

By:	/S/ Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

Date: September 24, 2012

EXHIBIT INDEX

Exhibit Number

99.1	Press release, dated September 24, 2012.